Exhibit 1
Pricing Agreement
March 1, 2011
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
United States of America
Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
United States of America
As Representatives of the several
Underwriters named in Schedule I hereto,
Dear Sirs:
The Republic of South Africa (“South Africa”) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 26, 2007 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.
An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.
Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, South Africa agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from South Africa, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.
Set forth in Schedule III hereto is a complete list of Issuer Free Writing Prospectuses used in connection with offers relating to the Designated Securities.
If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and South Africa. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to South Africa for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.
(signature page follows)

Very truly yours, REPUBLIC OF SOUTH AFRICA
By:	/s/ Thuto Shomang
	Name:	Thuto Shomang
	Title:	Chief Director

Signature Page to Pricing Agreement

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Brian D. Bedarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.
By:	/s/ Christopher J. Kulusic
	Name:	Christopher J. Kulusic
	Title:	Director, Debt Syndicate

By:	/s/ Tom Criqui
	Name:	Tom Criqui
	Title:	Director, Financial Institutions Syndicate
On behalf of Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. and each of the other Underwriters
Signature Page to Pricing Agreement

SCHEDULE I

Principal Amount
of Designated
Securities to be
Underwriter	Purchased
Citigroup Global Markets Inc.	$337,500,000
Deutsche Bank Securities Inc.	$337,500,000
Rand Merchant Bank	$75,000,000

Total	$750,000,000

SCHEDULE II
Title of Designated Securities:
6.25% Notes due 2041.
Aggregate principal amount:
US$750,000,000
Price to public:
99.437% of the principal amount of the Designated Securities, plus accrued interest, if any, from March 8, 2011.
Purchase price by Underwriters:
99.287% of the principal amount of the Designated Securities, plus accrued interest, if any, from March 8, 2011.
Applicable Time:
3:15p.m. New York time on March 1, 2011.
Specified funds for payment of purchase price:
Immediately available funds.
Fiscal Agency Agreement:
Amended and Restated Fiscal Agency Agreement dated as of May 15, 2003, between South Africa and Deutsche Bank Trust Company Americas, as Fiscal Agent.
Maturity:
March 8, 2041.
Interest rate:
6.25%.
Interest payment dates:
March 8 and September 8 of each year, commencing September 8, 2011.
Redemption provisions:
None.
Sinking fund provisions:
None.
Time of Delivery:
9:00a.m New York time on March 8, 2011.

Closing location:
Office of Linklaters LLP
1345 Avenue of the Americas
New York, New York 10105
United States of America
Names and addresses of Representatives:
Designated Representatives:
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Address for Notices, etc.:
Citigroup Global Markets Inc. Attention: General Counsel 388 Greenwich Street New York, NY 10013 United States of America

Deutsche Bank Securities Inc. Attention: Debt Capital Markets Syndicate Desk 60 Wall Street New York, NY 10005 United States of America
Selling restrictions:
As listed in the section entitled “Jurisdictional Restrictions” of the Preliminary Prospectus Supplement dated March 1, 2011. Offers into Canada were made via the Canadian Offering Memorandum dated March 1, 2011.
Listing:
The Luxembourg Stock Exchange.

SCHEDULE III
Final Term Sheet dated March 1, 2011 containing the final terms of the Designated Securities substantially in the form set forth in Schedule IV hereto and filed with the Commission under Rule 433 under the Securities Act of 1933, as amended.

SCHEDULE IV
Filed Pursuant to Rule 433
Registration No. 333-163821
March 1, 2011
Final Term Sheet
Final Terms and Conditions
Republic of South Africa
US$750,000,000 Fixed Rate 30 Year Notes

Issuer:	Republic of South Africa

Securities:	Global Notes

Settlement Date:	March 8, 2011 (T+5)

Expected ratings:	A3 (Moody’s) / BBB+ (S&P) / BBB+ (Fitch)

Size:	US$750,000,000

Format:	SEC Registered Global (No. 333-163821)

Ranking:	Unsecured

Maturity Date:	March 8, 2041

Interest Payment Dates:	March 8 and September 8, beginning September, 2011

Redemption:	Not redeemable by the Issuer prior to maturity

Coupon:	6.25% per annum (payable semi-annually, 30 / 360)

Re-offer price:	99.437%

Re-offer yield:	6.292%

Benchmark bond:	UST 4.750% Feb-41

Benchmark cash price*:	104.70

Benchmark yield*:	4.492%

Re-offer spread over Benchmark:	180 bps

Listing:	Luxembourg Stock Exchange

Minimum denominations:	US$100,000 and integral multiples of US$1,000 in excess thereof

CUSIP:	836205 AP9

ISIN:	US836205AP92

Governing Law:	New York

Joint Lead Managers:	Citi, Deutsche Bank

Co-Lead Manager:	Rand Merchant Bank

B&D:	Citi

*	Market data as of pricing
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at +1-877-858-5407 or Deutsche Bank Securities Inc. at +1-800-503-4611.
The prospectus can be accessed through the following link:
http://sec.gov/Archives/edgar/data/932419/000095012311020168/y04598b3e424b3.htm